Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AND ASSOCIATED QUALIFICATIONS IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

REVCARE, INC.

PROMISSORY NOTE

$500,000.00	Cypress, California
August 13, 2003

RevCare, Inc., a Nevada corporation (the “Company”), the principal offices of which are located at 5400 Orange Avenue, Suite 200, Cypress, California 90630, for value received hereby promises to pay to FBR Financial Services Partners, L.P. (the “Holder”), the sum of Five Hundred Thousand Dollars ($500,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter.  The outstanding principal and any accrued and unpaid interest thereon shall be due and payable on the earlier of (i) demand by the Holder or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the occurrence of any event under either subclause (i) or (ii) shall constitute the “Maturity Date”).  Payment for all amounts due hereunder shall be made by mail to the address of the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.                Interest.  This Note shall bear interest at the rate of the prime rate of interest charged by the Company’s lender plus three percent (3%) per annum.  The interest shall be paid on the Maturity Date.

2.                Events of Default.  If any of the following events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare the entire outstanding principal and any accrued and unpaid interest thereon immediately due and payable, by notice in writing to the Company:

(a)                 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other similar federal or state bankruptcy or insolvency law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(b)                                 If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(c)                                  If the Company fails to pay (i) any interest or principal when due and payable hereunder, or (ii) any obligations other than interest and principal payable hereunder within five (5) days of the date written notice of demand for payment is received.

(d)                                 Upon the occurrence of an event of default as defined in any material agreement or instrument to which the Company is bound, beyond any period of grace.

3.                Prepayment.  The Company may prepay, in whole or in part at any time, the outstanding principal balance under this Note.

4.                Company Covenant.  The Company hereby covenants and agrees that it will not incur any additional indebtedness for borrowed money without the written consent of the Holder.

5.                Assignment.  Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.                Amendments; Waivers.  Any term of this Note may be amended or waived with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Holder, each future Holder and the Company.  No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

7.                Transfers.  This Note may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters).  Subject to compliance with such applicable federal and state securities laws, title to this Note may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

8.                Attorneys’ Fees; Waivers.   The Company agrees to pay the Holder’s reasonable costs incurred in collecting and enforcing this Note, including reasonable attorneys’ fees.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9.                Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its conflict of laws principles).

IN WITNESS WHEREOF, the Company has caused this Note to be issued in Cypress, CA as of the date set forth above.

REVCARE, INC.

By:	/s/ Manuel Occiano
Name:	Manuel Occiano
Title:	President